                                                                    Exhibit 3.17

                            ARTICLES OF INCORPORATION
                                       OF

                    HERMAN ENTERPRISES, INC. OF SOUTH FLORIDA
                    -----------------------------------------

                                    ARTICLE I
                                    ---------
                                      NAME
                                      ----

          The name of the corporation is: HERMAN ENTERPRISES, INC. OF SOUTH FLORIDA 2133 N. Dixie Highway, Ft. Lauderdale, Florida 33305

                                   ARTICLE II
                                   ----------
                                    DURATION
                                    --------

          This corporation shall have perpetual existence.

                                   ARTICLE III
                                   -----------
                                     PURPOSE
                                     -------

          This corporation is organized for the purpose of transacting any or all lawful business.

                                   ARTICLE IV
                                   ----------
                                  CAPITAL STOCK
                                  -------------

          This corporation is authorized to issue Five Thousand shares of One Dollar par value common stock, which shall be designated "Common Shares".

                            SECTION 2. VOTING RIGHTS
                            ------------------------

          Except as otherwise provided by law, the entire voting power for the election of directors and for all other purposes shall be vested exclusively in the holders of the outstanding Common Shares.

                                    ARTICLE V
                                    ---------
                                PREEMPTIVE RIGHTS
                                -----------------

          Every shareholder, upon the sale for cash of any new stock of this corporation of the same kind, class or series as that which he already holds shall have the right to purchase his pro-rata share thereof (as nearly as may be done without issuance of fractional shares) at the price at which it is offered to others.

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                                   ARTICLE VII
                                   -----------
                      INITIAL REGISTERED OFFICERS AND AGENT
                      -------------------------------------

          The street address of the initial registered offices of this corporation is 3471 N. Federal Highway, Suite 601, Ft. Lauderdale, Florida 33306 and the name of the initial registered agent of this corporation at that address is Joseph DeGance.

                                   ARTICLE VII
                                   -----------
                           INITIAL BOARD OF DIRECTORS
                           --------------------------

          This corporation shall have 1 director initially. The number of directors may be either increased or diminished from time to time by the By-Laws but shall never be less than 1. The names and addresses of the initial directors of this corporation are:

HAROLD R. HERMAN
2133 N. Dixie Highway
Ft. Lauderdale, Fla. 33305

                                  ARTICLE VIII
                                  ------------
                                  INCORPORATORS
                                  -------------

          The names and addresses of the persons signing these articles are:

HAROLD R. HERMAN
2133 N. Dixie Highway
Ft. Lauderdale, Fla. 33305

                                   ARTICLE IX
                                   ----------
                                     POWERS
                                     ------

          This corporation shall have all of the corporate powers enumerated in the Florida General Corporation Act.

                                    ARTICLE X
                                    ---------
                         MEETING BY CONFERENCE TELEPHONE
                         -------------------------------

          Members of the Board of Directors may participate in meetings of the Board of Directors be means of conference telephone as provided by law.

                                   ARTICLE XI
                                   ----------
                      ACTION BY DIRECTORS WITHOUT A MEETING
                      -------------------------------------

          The directors of this corporation may take action by written consent, as provided by law.

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                                   ARTICLE XII
                                   -----------
                                 INDEMNIFICATION
                                 ---------------

          This corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

                                  ARTICLE XIII
                                  ------------
                                    AMENDMENT
                                    ---------

          This corporation reserves the right to amend or repeal any provisions container in these Articles of Incorporation, or any amendment hereto, and any right conferred upon the shareholders subject to this reservation.

                                   ARTICLE XIV
                                   -----------
                        BEGINNING OF CORPORATE EXISTENCE
                        --------------------------------

          The date when corporate existence shall begin shall be upon filing of these Articles of Incorporation.

          IN WITNESS WHEREOF, the undersigned subscribers have executed these Articles of Incorporation this 10 day of January, 1995.


                                              By:     /s/  Harold R. Herman
                                                 -------------------------------
                                                           SUBSCRIBER


STATE OF FLORIDA
COUNTY OF BROWARD

          BEFORE ME, a Notary Public authorized to take acknowledgments in the State and County set forth above, personally appeared HAROLD R. HERMAN known to me and known by me to be the person who executed the foregoing Articles of Incorporation, and he acknowledged before me that she executed those Articles of Incorporation. He produced a Florida Driver's License as identification.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the State and County aforesaid, this 10 day of January, 1995.


                                              By:      /s/  Joseph DeGance
                                                 -------------------------------
                                                          NOTARY PUBLIC
                                              My Commission Expires:


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                          DESIGNATION OF RESIDENT AGENT
                          -----------------------------

          Pursuant to Chapter 48.091 Florida Statutes the following is submitted in compliance with said act:

          FIRST: That HERMAN ENTERPRISES, INC. OF SOUTH FLORIDA, desiring to organize under the laws of the State of Florida with its principal office as indicated in the Certificate of Incorporation at the City of Ft. Lauderdale, County of Broward, State of Florida, has named: Joseph DeGance, as its agent to accept service of process within this state.

                                 ACKNOWLEDGMENT
                                 --------------

          Having been named to accept service of process for the above named corporation, at the place designated in this certificate, I hereby accept to act in this capacity, and agree to comply with the provisions of said act relative to keeping open said office.


                                              By:     /s/  Joseph DeGance
                                                 -------------------------------
                                                         JOSEPH DeGANCE